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                                                           EXHIBIT 11(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of the following reports in this Post-Effective Amendment No. 28 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (No.33-26305) of the Compass Capital
Funds:

o Our report dated November 22, 1996 for the Compass Capital Funds' Bond Portfolios.

o     Our report dated November 22, 1996 for Compass Capital Funds' Equity
      Portfolios.

o Our report dated November 15, 1996 for the Compass Capital Funds' Money Market Portfolios.

o Our report dated November 22, 1996 for the Multi-Sector Mortgage Securities Portfolio III.

o Our report dated January 17, 1997 for The U.S. Large Company Series of The DFA Investment Trust Company.

We also consent to the reference to our Firm under the headings "Miscellaneous - Independent Accountants" and "Financials Statements" in the Statement of Additional Information.

COOPERS & LYBRAND L.L.P.
/s/ Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 11, 1997